                                                                  EXHIBIT 10.2.1



                           [HONDA LOGO APPEARS HERE]




                               AUTOMOBILE DEALER
                               SALES AND SERVICE
                                   AGREEMENT

                          FAA Serramonte H, Inc. dba
                          HONDA OF SERRAMONTE #208176
                           485 Serramonte Boulevard
                            Colma, California 94014

                        AMERICAN HONDA MOTOR CO., INC.

                                       A

     This is an agreement between the Honda Automobile Division, American Honda Motor Co., Inc. (American Honda) and FAA Serramonte H Inc. (Dealer), a(n)
                                     ---------------------
California corporation doing business as HONDA OF SERRAMONTE. By this agreement,
----------------------                   -------------------
which is made and entered into at Torrance , California, effective the 15th day
                                  --------   ----------                ----
of September, 1998, American Honda gives to Dealer the nonexclusive right to
   ---------    --
sell and service Honda Products at the Dealership Location. It is the purpose of this Agreement, including the Honda Automobile Dealer Sales and Service Agreement Standard Provisions (Standard Provisions), which are incorporated herein by reference, to set forth the rights and obligations which Dealer will have as a retail seller of Honda Products. Achievement of the purposes of this Agreement is premised upon the mutual understanding and cooperation between American Honda and Dealer. American Honda and Dealer have each entered into this Agreement in reliance on the integrity and ability and expressed intention of each to deal fairly with the consuming public and with each other.

     For consistency and clarity, terms which are used frequently in this Agreement have been defined in Article 12 of the Standard Provisions.

                                       B

     American Honda grants to Dealer the nonexclusive right to buy Honda Products and to identify itself as a Honda dealer at the Dealership Location. Dealer assumes the obligations specified in this Agreement and agrees to sell and service effectively Honda Products within Dealer's Primary Market Area and to maintain premises satisfactory to American Honda.

                                       C

     Dealer covenants and agrees that this Agreement is personal to Dealer, to the Dealer Owner, and to the Dealer Manager, and American Honda has entered into this Agreement based upon their particular qualifications and attributes and their continued ownership or participation in Dealership Operations. The parties therefore recognize that the ability of Dealer to perform this Agreement satisfactorily and the Agreement itself are both conditioned upon the continued active involvement in or ownership of Dealer by either:

     (1.) the following person(s) in the percentage(s) shown:

                                                                   PERCENT OF
NAME                            ADDRESS          TITLE             OWNERSHIP
First America Automotive, Inc.                                        100%
    (see "Exhibit A")

     (2.)
         ---------------------------------------------------------------------
         an individual personally owning an interest in Dealer of at least 25% and who has presented to American Honda a firm and binding contract giving to him the right and obligation of acquiring an ownership interest in Dealer in excess of 50% within five years of the commencement of Dealership Operations and being designated in that contract as Dealer operator.

                                       D

     Dealer represents, and American Honda enters into this Agreement in reliance upon the representation, that James D. Evans exercises the functions of
                                       --------------
Dealer Manager and is in complete charge of Dealership Operations with authority to make all decisions on behalf of Dealer with respect to Dealership Operations. Dealer agrees that there will be no change in Dealer Manager without the prior written approval of American Honda.

                                       E

     American Honda has approved the following premise as the location(s) for the display of Honda Trademarks and for Dealership Operations.


HONDA NEW VEHICLE                                     PARTS AND SERVICE FACILITY
SALES SHOWROOM

485 Serramonte Blvd.                                  485 Serramonte Blvd.
Colma, California                                     Colma, California


SALES AND GENERAL OFFICES                             USED VEHICLE DISPLAY
                                                      AND SALES FACILITIES

485 Serramonte Blvd.                                  485 Serramonte Blvd.
Colma, California                                     Colma, California

                                       F

     There shall be no voluntary or involuntary change, direct or indirect, in the legal or beneficial ownership or executive power or responsibility of Dealer for the Dealership Operations, specified in Paragraphs C and D hereof, without the prior written approval of American Honda.

                                       G

     Dealer agrees to maintain, solely with respect to the Dealership Operations, minimum net working capital of $950,300.00, minimum owner's equity
                                            ----------
of $  * , and flooring and a line or lines of credit in the aggregate amount of
    ----
$3,180,000.00 with banks or financial institutions approved by American Honda
 ------------
for use in connection with Dealer's purchases of and carrying of inventory of Honda Products, all of which American Honda and Dealer agree are required to enable Dealer to perform its obligations pursuant to this Agreement. If Dealer also carries on another business or sells other products, Dealer's total net working capital, owner's equity and lines of credit shall be increased by an appropriate amount.

* Long Term Debt, less Real Estate Mortgages, shall not exceed a ratio of 1:1 when compared to Effective Net Worth which is defined as Total Net Worth less Total Other Assets.

                                       H

     This Agreement is made for the period beginning    September 15, 1998
                                                     -----------------------
and ending  June 30, 2000 , unless sooner terminated. Continued dealings between
           ---------------
American Honda and Dealer after the expiration of this Agreement shall not constitute a renewal of this Agreement for a term, but rather shall be on a day-to-day basis, unless a new agreement or a renewal of this Agreement is fully executed by both parties.

                                       I

     This Agreement may not be varied, modified or amended except by an instrument in writing, signed by duly authorized officers of the parties, referring specifically to this Agreement and the provision being modified, varied or amended.

                                       J

     Neither this Agreement, nor any part thereof or interest therein, may be transferred or assigned by Dealer, directly or indirectly, voluntarily or by operation of law, without the prior written consent of American Honda.


FAA Serramonte H, Inc. dba
HONDA OF SERRAMONTE #208176             By   /s/ Donald Strough
----------------------------------         --------------------------------
    (Corporate or Firm Name)                           (Dealer)


AMERICAN HONDA MOTOR CO., INC.
HONDA AUTOMOBILE DIVISION                               (Corporate Seal)


By  /s/ Richard Colliver
   ----------------------------------
          Richard Colliver
       Executive Vice President

                      ADDENDUM TO HONDA AUTOMOBILE DEALER
                          SALES AND SERVICE AGREEMENT

     This Addendum (the "Addendum") dated September 15, 1998, is entered into between FAA Serramonte H, inc. dba Honda of Serramonte ("Dealer"), a California corporation, with its principal place of business at 485 Serramonte Blvd., Colma, California 94014 ("Dealership Premises"), and American Honda Motor Co., Inc. ("American Honda"), a California corporation, with its principal place of business at 1919 Torrance Boulevard, Torrance, California 90501.

WHEREAS, Dealer and American Honda are entering into the Honda Automobile Dealer Sales and Service Agreement including the Standard Provisions (the "Dealer Agreement"), a copy of which is attached hereto, as of the date hereof; and

WHEREAS, Dealer and American Honda are entering into the "Agreement Between American Honda Motor Co., Inc. and FirstAmerica Automotive, Inc. et al." effective as of May 1, 1997 (the "FirstAmerica Agreement"); and

WHEREAS, Dealer and American Honda desire that this Addendum and the FirstAmerica Agreement be incorporated into and become part of the Dealer Agreement;

NOW THEREFORE, in consideration of the mutual convenants set forth herein and in the Dealer Agreement and other good and valuable consideration the sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Status of the Addendum. This Addendum is hereby incorporated into and is made
   ----------------------
   part of the Dealer Agreement. The Dealer Agreement and this Addendum shall, when possible, be read as an integrated document; however, if there is any conflict between the terms of this Addendum and the Dealer Agreement, this Addendum shall govern.

2. Incorporation of the Applicable Terms of the FirstAmerica Agreement. Attached
   -------------------------------------------------------------------
   hereto as Schedule A is the FirstAmerica Agreement. Dealer represents and warrants that it has read the FirstAmerica Agreement and acknowledges that the FirstAmerica Agreement includes provisions that pertain to FirstAmerica's management, ownership, and right to acquire and transfer Honda dealerships and other matters. Dealer has executed the FirstAmerica Agreement and agrees to be bound by all provisions of the FirstAmerica Agreement that are applicable to or affect it and/or the actions of any Honda and Acura dealership owned by Dealer. Dealer and American Honda agree that the terms and conditions of the FirstAmerica Agreement are hereby incorporated into and made part of the Dealer Agreement.

3. Additional Terms. Dealer shall satisfy the following terms on a continuing
   ----------------
   basis during the term of the Dealer Agreement, as well as during any periods following any renewal or extension of the Dealer Agreement:

   a. Exclusive Facilities. As provided in Paragraph 3.1 of the FirstAmerica
      --------------------
      Agreement, Dealer shall maintain separate, exclusive, freestanding Honda Dealership Operations that are in full and timely compliance with American Honda standards and guidelines relating to Honda Dealership Operations, facility design, functionality and capacity, and enhancements to American Honda's brand image, which standards and guidelines American Honda may reasonably modify from time to time, shall exclusively offer a full range of Honda Products and services and shall not offer competing products or services from its Dealership Premises. In addition, Dealer agrees that even though the facilities may exceed American Honda's minimum requirements now or in the future, the separate, exclusive, freestanding Honda Dealership Operations will remain separate, exclusive and freestanding for Honda Products and Honda Dealership Operations.

   b. Honda Exclusive Minimum Facility Requirements. The Dealership Premises
      ---------------------------------------------
      shall provide the following Honda exclusive minimum square footage requirements, arranged in a manner conducive to the reasonable sales and service of Honda Automobiles, Honda Parts and accessories:

      Building
      --------
      Honda New Vehicle Sales Showroom Display           1,600 Sq. Ft.
      Sales Office                                       1,544 Sq. Ft.
      General Office                                     2,604 Sq. Ft.
      Honda Service Workshop and Support                 5,183 Sq. Ft.
      Stall/Lifts                                         13/8
      Honda Parts and Accessories Department             4,633 Sq. Ft.
      Total Building                                    15,564 Sq. Ft.

      Land
      ----
      New Vehicle Display and Storage                    25,600 Sq. Ft.
      Used Car Display                                   20,000 Sq. Ft.
      Customer and Employee Parking                      10,900 Sq. Ft.
      Honda Service Parking                               3,800 Sq. Ft.
      Circulation and Landscaping                        26,000 Sq. Ft.
      Total Land                                         86,300 Sq. Ft.
      Total Land and Building                           101,864 Sq. Ft.

  c.  Facility Construction. Complete initial consultation with the Honda Design
      ---------------------
      Center no later than January 1, 1999. The construction of the Honda Product facility will begin by August 31, 1999, and be completed and open for business to the general public on or before March 31, 2000. In addition, Dealer agrees that even though the facilities at the Dealership Premises may exceed American Honda's minimum standards now or in the future, the separate, freestanding and exclusive Honda facilities will remain separate, freestanding and exclusive for Honda Products and operations. American Honda has agreed to authorize Dealer as a Honda dealer specifically because Dealer is able to make such separate, freestanding and exclusive facilities available. Dealer further agrees that any breach of Dealer's obligations in this LOI, including any obligations in this paragraph, shall be a material and substantial breach of Dealer's Agreement (or any renewal or extension thereof) and a failure to comply with reasonable terms of the Agreement.

  d.  Zoning and Permits. Secure the necessary zoning and permits to provide for
      ------------------
      the construction at the Dealership Premises specified in paragraph No. 2c. A copy of all documents evidencing the foregoing must be sent to American Honda, Western Zone no later than May 31, 1999. American Honda has agreed to authorize Dealer as a Honda dealer specifically because Dealer is able to make such separate, freestanding and exclusive facilities available.

  e.  Plans Submission and Construction Deadlines. Submit blueprints and site
      -------------------------------------------
      plans for the Honda facility specified in paragraph No. 2d for prior written approval no later than May 31, 1999. Such plans will comply with all American Honda Minimum Requirements for Honda facilities, as well as completely and timely comply with facility design and image enhancements to American Honda's brand image, functionality and capacity standards and guidelines, which standards and guidelines American Honda may reasonably modify from time to time.

   g.  Financial Statement Submission. Dealer agrees to continue to comply with
       ------------------------------
       American Honda's dealer financial requirements as specified in the Dealer Agreement. These specifically provide that Dealer will furnish a complete, timely and accurate financial statement on a monthly basis, electronically, on the form required by American Honda.

   h.  Personnel Minimum Requirements. Dealer agrees to employ Honda service and
       ------------------------------
       parts staff which meets at all times the minimum service and parts training standards specified by American Honda for its authorized dealers and whose members are properly licensed.

   i.  Communications Equipment. Dealer agrees to provide appropriate data
       ------------------------
       communications equipment, compatible with American Honda's specifications, which currently must accommodate HondaNet 2000.

4. No Guarantee of Financial Success. Dealer recognizes and acknowledges that
   ---------------------------------
   American Honda's approval of Dealer's application and Dealership Premises does not in any way constitute a representation, assurance, or guarantee by American Honda that Dealer will achieve any particular level of sales, operate at a profit, or realize any return on Dealer's investment.

5. Automobile Availability. Dealer recognizes and acknowledges that American
   -----------------------
   Honda cannot and does not guarantee a specific number of new Honda Automobiles to be made available for resale by the Dealer. American Honda assumes no liability in the event of losses incurred during periods of unavailability, nor does unavailability excuse Dealer's performance.

6. Compliance with and Impact of Applicable Laws. Dealer shall comply at
   ---------------------------------------------
   Dealer's own expense with all applicable state and federal laws including those pertaining to vehicle dealerships. Dealer shall secure all licenses and permissions in accordance with such laws and bear all the cost related thereto.

7. Assumption of Costs. Dealer will complete the above actions solely at
   -------------------
   Dealer's own expense and without responsibility on the part of American
   Honda.

8. Severability. If any provision of this Addendum should be held invalid or
   ------------
   unenforceable for any reason whatsoever, or conflicts with any applicable law, this Addendum will be considered divisible as to such provision(s), and such provision(s) will be deemed amended to comply with such law, or if it
   (they) cannot be so amended without materially affecting the tenor of the Dealer Agreement, then it (they) will be deemed deleted from the Dealer Agreement in such jurisdiction, and in either case, the remainder of the Dealer Agreement will be valid and binding. Notwithstanding the foregoing, if, as a result of any provision of the Dealer Agreement (including this Addendum) being held invalid or unenforceable, American Honda's ability to control the selection of the Dealer Owner, Executive Manager, or the Dealer Manager or to otherwise maintain its ability to exercise reasonable discretion over the selection of the actual individual who is managing Dealer is materially restricted beyond the terms of the Dealer Agreement or the FirstAmerica Agreement, American Honda shall be permitted to invoke the repurchase provisions of Section 9.3 of the FirstAmerica Agreement.


   IN WITNESS WHEREOF, the parties have executed this Addendum as of the date first above written.

                              FAA Serramonte H, Inc.


                              BY: /s/ Donald Strough
                                  --------------------------------


                              AMERICAN HONDA MOTOR CO., INC.


                              BY: /s/ Richard Colliver
                                  --------------------------------